Exhibit 99.1
RingCentral Announces Second Quarter 2024 Results
Q2 2024 key metrics above high end of guidance
Achieves record net cash provided by operating activities and record free cash flow
Raising 2024 revenue outlook

Belmont, Calif. – August 1, 2024 – RingCentral, Inc. (NYSE: RNG), a leading provider of AI-driven cloud business communications, contact center, video, and hybrid event solutions, today announced financial results for the second quarter ended June 30, 2024.
Second Quarter Financial Highlights
•Total revenue increased 10% year-over-year to $593 million.
•Subscriptions revenue increased 10% year-over-year to $567 million.
•Annualized Exit Monthly Recurring Subscriptions (ARR) increased 9% year over year to $2.43 billion.
•Mid-market and Enterprise ARR increased 11% year-over-year to $1.52 billion.
•Enterprise ARR increased 12% year over year to $1.05 billion.
•GAAP operating margin of (0.9%), compared to (8.4%) in the prior year.
•Non-GAAP operating margin of 20.9%, up 160 basis points year-over-year.

“Q2 results were a continuation of the strong execution that we saw in the first quarter,” said Vlad Shmunis, RingCentral’s Founder and CEO. “Demand in our core UCaaS business remains solid, our new products are gaining traction, our pace of innovation is quickening, and we are expanding our partnerships as we welcome Cox Communications to our global service provider family. We are doing all this while continuing to improve profitability, reduce stock-based compensation, and grow free cash flow. We believe this will generate value for all our stakeholders over time.”
"Given our strong operating performance and focus on efficiency, we are again raising our full year revenue and free cash flow outlook," said Sonalee Parekh, RingCentral's CFO. “With our strong free cash flow generation, we are planning to use a portion of it to reduce our gross debt from $1.5 billion today to no more than $1 billion before the end of 2026, as well as to at least fully offset dilution from SBC via buybacks.”
Financial Results for the Second Quarter 2024
•Revenue: Total revenue was $593 million for the second quarter of 2024, up from $539 million in the second quarter of 2023, representing 10% year-over-year growth. Adjusted for constant currency, total revenue rose 10%. Subscriptions revenue of $567 million increased 10% year-over-year and accounted for 96% of total revenue. Adjusted for constant currency, subscriptions revenue rose 10%.
•Operating Income (Loss): GAAP operating loss was ($5) million, compared to ($45) million in the same period last year. Non-GAAP operating income was $124 million, or 20.9% of total revenue, compared to $104 million, or 19.4% of total revenue, in the same period last year.
•Adjusted EBITDA: Adjusted EBITDA was $146 million, or 24.6% of total revenue, compared to $125 million, or 23.2% of total revenue, in the same period last year.
•Net Income (Loss) Per Share: GAAP net loss per share was ($0.16), compared to ($0.23) in the same period last year. Diluted non-GAAP net income per share was $0.91, compared to $0.83 per share in the same period last year. The second quarters of 2024 and 2023 reflected an approximately 22.5% non-GAAP tax rate.

•Cash Flow: Net cash provided by operating activities for the second quarter of 2024 was $127 million, or 21.4% of total revenue, compared to $91 million, or 16.8% of total revenue, for the second quarter of 2023. Free cash flow for the second quarter of 2024 was $109 million. This includes cash paid for interest of $8 million, restructuring and other payments of $3 million and cash received from certain strategic partners of $10 million. This compares to free cash flow for the second quarter of 2023 of $73 million. This includes cash paid for interest of $3 million, and restructuring and other payments of $4 million.
•Cash and Cash Equivalents: Total cash and cash equivalents at the end of the second quarter of 2024 was $199 million. Our cash balance reflects the repurchase of $82 million in shares during the second quarter of 2024 under the plans previously authorized by our Board. We currently have approximately $326 million remaining on our total authorization.
Financial Outlook

Full Year 2024 Guidance:
•Raising subscriptions revenue range to $2.282 to $2.288 billion, representing annual growth of 9%.
•Raising total revenue range to $2.393 to $2.399 billion, representing annual growth of 9%.
•Updating GAAP operating margin range to (1.3%) to (0.8%) from (1.6%) to (0.9%).
•Maintaining non-GAAP operating margin of 21.0%.
•Maintaining non-GAAP tax rate assumption of 22.5%. No material cash taxes expected given net operating loss carryforwards.
•Raising non-GAAP EPS to $3.62 to $3.67 based on 96.0 to 95.0 million fully diluted shares. This compares to $3.59 to $3.67 based on 97.0 to 96.0 million fully diluted shares previously.
•Lowering share-based compensation range to $370 to $380 million from $380 to $390 million.
•Maintaining amortization of acquired intangibles of $140 million.
•Updating restructuring costs to $6 to $7 million from $5 to $7 million.
•Raising free cash flow to $395 to $400 million, up from $385 to $390 million. This guidance continues to include capitalized expenditures of $85 million, cash paid for interest of $60 million and restructuring and other payments of $20 million, as well as $25 million of cash received from certain strategic partners.
Third Quarter 2024 Guidance:
•Subscriptions revenue range of $572.0 to $575.0 million, representing year-over-year growth of 8%.
•Total revenue range of $600.5 to $603.5 million, representing year-over-year growth of 8%.
•GAAP operating margin range of (1.3%) to (0.7%).
•Non-GAAP operating margin of 21.0%.
•Non-GAAP tax rate assumption of 22.5%. No material cash taxes expected given net operating loss carryforwards.
•Non-GAAP EPS of $0.92 to $0.93 based on 94.5 to 94.0 million fully diluted shares.
•Share-based compensation range of $96 to $98 million.
•Amortization of acquired intangibles of $35 million.
•Restructuring costs of $0 to $1 million.
Additional Highlights
•With RingEX, our flagship UCaaS product, won a number of notable enterprise customers, including Whirlpool, a Fortune 500 company, and two 10,000 plus seat deals in the retail vertical, one of them being the largest APAC deal in company history.

•With RingCX, our AI-powered native contact center, won a number of notable customers, including one of the top 25 largest counties in the U.S. Additionally, we added over 300 new features to RingCX, including new integrations with ServiceNow, HubSpot and Microsoft Teams.
•With RingCentral Events, our hybrid events platform, won a number of notable enterprise customers, including a large, six figure deal with a leading, global management consulting firm, one of the world’s largest aerospace companies, and a large, global personal computing company.
•Introduced new enhancements to RingSense for Sales, our AI-driven conversation intelligence platform, including a powerful new AI coaching dashboard, integration into Microsoft Teams, and expansion of CRM capabilities.
•Today announced that Cox Communications, the largest private broadband provider in the U.S. and a comprehensive technology provider for businesses, has selected RingCentral to support their future UCaaS and CCaaS solutions, with plans to launch later this year.
•Announced an expansion of our strategic partnership with Vodafone Business to resell RingCX.
•Announced a new hybrid solution of RingCentral’s AI-powered cloud business communications solution with Avaya’s on-premise Aura telephony. The new hybrid offering allows users within the same organization to seamlessly collaborate with each other, whether individuals are using Avaya Aura or Avaya Cloud Office by RingCentral telephony solutions.
•Product recognition this quarter includes RingCX winning the 2024 Customer Magazine Contact Center Technology Award, and RingSense AI winning for technology of the year by TMCNet. Additionally, IDC recognized RingCentral as a Leader in the 2024 IDC Worldwide Unified Communications and Collaboration Platforms report.
•On July 23, 2024, Fitch Ratings upgraded its outlook on RingCentral's corporate debt rating from Stable to Positive. This upgraded outlook was based on our low and improving leverage, potential for future expansion in EBITDA margin and free cash flow growth.

For a reconciliation of our forecasted non-GAAP operating margin, see “Reconciliation of Forecasted Operating Margin GAAP Measures to Non-GAAP Measures.” We have not reconciled our forecasted non-GAAP EPS to its respective forecasted GAAP measure because we do not provide guidance on it. We do not provide guidance on forecasted GAAP EPS because of the inherent uncertainty and complexity involved in forecasting the intercompany remeasurement gain (loss), gain (loss) associated with investments, gain (loss) on early debt conversions, and provision (benefit) from income taxes, which could be significant reconciling items between the non-GAAP and respective GAAP measures. The intercompany remeasurement gain (loss) is affected by the movement in various exchange rates relative to the U.S. Dollar, which is difficult to predict and subject to constant change. We do not provide guidance on gain (loss) associated with investments as it is based on future share prices, which are difficult to predict and subject to inherent uncertainties. We do not provide guidance on gain (loss) on debt early conversions as it is based on future conversion requests, future share prices, and interest rates, which are difficult to predict and are subject to inherent uncertainties. We do not provide guidance on forecasted GAAP tax rates as we do not forecast discrete tax items as they are difficult to predict. The provision (benefit) from income taxes, excluding discrete items, is expected to have an immaterial impact to our GAAP EPS. We utilized a projected long-term tax rate in our computation of the non-GAAP income tax provision. For fiscal 2024, we have determined the projected non-GAAP tax rate to be 22.5%. Accordingly, a reconciliation of the non-GAAP financial measure guidance to the corresponding GAAP measure is not available without unreasonable effort.
Conference Call Details:
•What: RingCentral financial results for the second quarter of 2024 and outlook for the third quarter and full year of 2024.

•When: Thursday, August 1, 2024 at 2:00PM PT (5:00PM ET).
•Dial-in: 1-888-349-0093 from the United States; 1-412-317-5201 internationally
•Webcast: RingCentral Q2 2024 Earnings Webcast (live and replay).
•Replay: Following the completion of the call through 11:59 PM ET on August 8, 2024, a telephone replay will be available by dialing 1-844-512-2921 from the United States or 1-412-317-6671 internationally with recording access code 10190686.
Investor Presentation Details
An investor presentation providing additional information and analysis can be found at https://ir.ringcentral.com.
About RingCentral

RingCentral is a leading provider of AI-driven cloud business communications, contact center, video and hybrid event solutions. RingCentral empowers businesses with conversation intelligence, and unlocks rich customer and employee interactions to provide insights and improved business outcomes. With decades of expertise in reliable and secure cloud communications, RingCentral has earned the trust of millions of customers and thousands of partners worldwide. Visit ringcentral.com to learn more.

© 2024 RingCentral, Inc. All rights reserved. RingCentral, RingCentral Contact Center and the RingCentral logo are trademarks of RingCentral, Inc.

Forward-Looking Statements
This press release contains “forward-looking statements,” including but not limited to, statements regarding our future financial results, our GAAP and non-GAAP guidance, the results of the pace of our innovation and our partner networks, our expectations regarding our profitability and our non-GAAP free cash flow, our expectations around the contribution of our new products, our estimates and expectations regarding third parties, and our ability to execute and lead in the UCaaS digital transformation market, our expectations around the demand for our products and the growth of the markets in which we compete. Forward-looking statements are subject to known and unknown risks and uncertainties, and are based on assumptions that may prove to be incorrect, which could cause actual results to differ materially from those expected or implied by the forward-looking statements. Among the important factors that could cause actual results to differ materially from those in any forward-looking statements are: our ability to realize the anticipated benefits of our strategic relationships; our expectations regarding our strategic acquisitions, including acquisition of select assets from Hopin; our ability to grow at our expected rate of growth; our ability to add and retain larger and enterprise customers and enter new geographies and markets; our ability to continue to release, and gain customer acceptance of, new and improved versions of our services, including RingEX (formerly RingCentral MVP™), and RingCentral Video®; our ability to compete successfully against existing and new competitors; our ability to enter into and maintain relationships with resellers, carriers, channel partners and strategic partners; our ability to successfully and timely integrate, and realize the benefits of any significant acquisition we may make; our ability to manage our expenses and growth; and general market, political, economic, and business conditions, as well as those risks and uncertainties included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” in our most recent Form 10-K and Form 10-Q filed with the Securities and Exchange Commission, and in other filings we make with the Securities and Exchange Commission from time to time.
All forward-looking statements in this press release are based on information available to RingCentral as of the date hereof, and we undertake no obligation to update these forward-looking statements, to review or confirm analysts’ expectations, or to provide interim reports or updates on the progress of the current financial quarter.

Non-GAAP Financial Measures
Our reported financial results and financial outlook include certain Non-GAAP financial measures, including Non-GAAP subscriptions gross margin, Non-GAAP other gross margin, Non-GAAP operating margin, Non-GAAP income (loss) from operations, Non-GAAP adjusted EBITDA, Non-GAAP net income (loss), Non-GAAP net income (loss) per diluted share, Non-GAAP free cash flow, Non-GAAP free cash flow margin, and constant currency revenue. Non-GAAP subscriptions gross margin is defined as Non-GAAP subscriptions gross profit divided by GAAP subscriptions revenue. Non-GAAP other gross margin is defined as Non-GAAP other gross profit divided by GAAP other revenue. Non-GAAP income (loss) from operations is defined as GAAP income (loss) from operations excluding share-based compensation which includes related employer payroll taxes, amortization of acquisition intangibles, third-party relocation costs tied to the conflict between Russia and Ukraine and other costs including acquisition-related transaction costs and retention payments, certain litigation-related costs, net impact of amended agreements with strategic partners, and restructuring costs. Non-GAAP operating margin is defined as Non-GAAP income (loss) from operations divided by total GAAP revenue. Non-GAAP adjusted EBITDA is defined as Non-GAAP income (loss) from operations excluding depreciation and amortization. Non-GAAP net income (loss) is defined as GAAP net income (loss) excluding share-based compensation which includes related employer payroll taxes, amortization of acquisition intangibles, third-party relocation costs tied to the conflict between Russia and Ukraine and other costs including acquisition-related transaction costs and retention payments, certain litigation-related costs, net impact of amended agreements with strategic partners, restructuring costs, non-cash interest expense associated with amortization of debt discount and issuance costs related to our long term debt, loss (gain) associated with investments, loss (gain) on early extinguishment of debt, intercompany remeasurement gains or losses, and the related income tax effect of these adjustments.
Non-GAAP diluted shares outstanding include the impact on shares used in per share calculations of our outstanding capped call transactions. Our outstanding capped call transactions are anti-dilutive in GAAP earnings per share but are expected to mitigate the dilutive effect of our convertible notes and therefore are included in the calculations of non-GAAP diluted shares outstanding.
Non-GAAP free cash flow is defined as GAAP net cash provided by (used in) operating activities adjusted for capital expenditures including purchases of property and equipment and capitalized internal-use software. We believe information regarding Non-GAAP free cash flow provides useful information to investors in understanding and evaluating the strength of liquidity and available cash. Non-GAAP free cash flow margin is defined as Non-GAAP free cash flow divided by total GAAP revenues.
We have included Non-GAAP subscriptions gross margin, Non-GAAP other gross margin, Non-GAAP operating margin, Non-GAAP income (loss) from operations, Non-GAAP adjusted EBITDA, Non-GAAP net income (loss), Non-GAAP net income (loss) per diluted share, Non-GAAP free cash flow, Non-GAAP free cash flow margin, and constant currency revenue in this press release because they are key measures used by us to understand and evaluate our operating performance and trends, to prepare and approve our annual budget, and to develop short and long-term operational plans. In particular, the exclusion of certain expenses and cash flow items in calculating Non-GAAP subscriptions gross margin, Non-GAAP other gross margin, Non-GAAP operating margin, Non-GAAP income (loss) from operations, Non-GAAP adjusted EBITDA, Non-GAAP net income (loss), Non-GAAP net income (loss) per diluted share, Non-GAAP free cash flow, and Non-GAAP free cash flow margin provide useful measure for period-to-period comparisons of our business.
The Company has provided certain revenue-related information adjusted for constant currency to provide a framework for assessing how the Company's underlying business performed excluding the effect of foreign currency rate fluctuations. To present this information, current period results in currencies other than United States dollars are converted into United States dollars at the average exchange rate prevailing for the quarter being compared to for growth rate calculations presented, rather than the actual exchange rates in effect during that period.
Although Non-GAAP subscriptions gross margin, Non-GAAP other gross margin, Non-GAAP operating margin, Non-GAAP income (loss) from operations, Non-GAAP adjusted EBITDA, Non-GAAP net income (loss), Non-GAAP net income (loss) per diluted share, Non-GAAP free cash flow, Non-GAAP free cash flow margin, and constant currency revenue are frequently used by investors in their evaluations of companies, these non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP. Because of these limitations, these non-GAAP financial measures should be considered alongside other financial performance measures.
Reconciliations of the Company’s non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included in this press release.
Other Measures
Our reported results also include our annualized exit monthly recurring subscriptions, mid-market and enterprise annualized exit monthly recurring subscriptions, enterprise annualized exit monthly recurring subscriptions and net monthly subscriptions dollar retention rate. We define our annualized exit monthly recurring subscriptions as our monthly recurring subscriptions multiplied by 12. Our monthly recurring subscriptions equal the monthly value of all customer recurring charges contracted at the end of a given month. We believe this metric is a leading indicator of our anticipated subscriptions revenue. We calculate mid-market and enterprise annualized exit monthly recurring subscriptions in the same manner as we calculate our annualized exit monthly recurring subscriptions, except that only customer subscriptions from customers generating $25,000 or more in annual recurring revenue are included. We calculate enterprise annualized exit monthly recurring subscriptions in the same manner as we calculate our annualized exit monthly recurring subscriptions, except that only customer subscriptions from customers generating $100,000 or more in annual recurring revenue are included. We define our Net Monthly Subscription Dollar Retention Rate as (i) one plus (ii) the quotient of Dollar Net Change divided by Average Monthly Recurring Subscriptions. We calculate dollar net change as the quotient of (i) the difference of our monthly recurring subscriptions at the end of a period minus our monthly recurring subscriptions at the beginning of a period minus our monthly recurring subscriptions at the end of the period from new customers we added during the period, (ii) all divided by the number of months in the period. We define our average monthly recurring subscriptions as the average of the monthly recurring subscriptions at the beginning and end of the measurement period.
Investor Relations Contact:
Will Wong, RingCentral
650-450-4826
ir@ringcentral.com

Media Contact:
Mariana Leventis, RingCentral
650-562-6545
Mariana.Leventis@ringcentral.com

TABLE 1
RINGCENTRAL, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited, in thousands)

	June 30, 2024	December 31, 2023
Assets
Current assets
Cash and cash equivalents	$199,328	$222,195
Accounts receivable, net	369,995	364,438
Deferred and prepaid sales commission costs	186,429	184,620
Prepaid expenses and other current assets	72,158	77,396
Total current assets	827,910	848,649
Property and equipment, net	182,315	184,390
Operating lease right-of-use assets	45,172	42,989
Deferred and prepaid sales commission costs, non-current	366,911	395,724
Goodwill	74,414	67,370
Acquired intangibles, net	322,940	393,767
Other assets	12,152	12,024
Total assets	$1,831,814	$1,944,913
Liabilities, Temporary Equity, and Stockholders’ Deficit
Current liabilities
Accounts payable	$38,947	$53,295
Accrued liabilities	279,357	325,632
Current portion of long-term debt, net	181,033	20,000
Deferred revenue	262,105	233,619
Total current liabilities	761,442	632,546
Long-term debt, net	1,356,254	1,525,482
Operating lease liabilities	30,508	28,178
Other long-term liabilities	12,416	61,827
Total liabilities	2,160,620	2,248,033

Temporary equity
Series A convertible preferred stock	199,449	199,449

Stockholders’ deficit
Common stock	9	9
Additional paid-in capital	1,219,172	1,204,781
Accumulated other comprehensive loss	(5,053)	(8,223)
Accumulated deficit	(1,742,383)	(1,699,136)
Total stockholders’ deficit	$(528,255)	$(502,569)
Total liabilities, temporary equity and stockholders’ deficit	$1,831,814	$1,944,913

TABLE 2
RINGCENTRAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Revenues
Subscriptions	$567,058	$513,632	$1,124,545	$1,021,926
Other	25,849	25,673	52,573	51,068
Total revenues	592,907	539,305	1,177,118	1,072,994
Cost of revenues
Subscriptions	148,107	136,067	291,757	272,492
Other	28,563	28,350	55,392	52,601
Total cost of revenues	176,670	164,417	347,149	325,093
Gross profit	416,237	374,888	829,969	747,901
Operating expenses
Research and development	79,750	80,280	160,278	165,521
Sales and marketing	269,487	264,443	542,217	524,655
General and administrative	72,359	75,227	143,732	157,318
Total operating expenses	421,596	419,950	846,227	847,494
Loss from operations	(5,359)	(45,062)	(16,258)	(99,593)
Other income (expense), net
Interest expense	(16,021)	(5,118)	(32,275)	(7,330)
Other income	9,803	35,651	11,747	41,080
Other income (expense), net	(6,218)	30,533	(20,528)	33,750
Loss before income taxes	(11,577)	(14,529)	(36,786)	(65,843)
Provision for income taxes	3,176	6,953	6,461	10,038
Net loss	$(14,753)	$(21,482)	$(43,247)	$(75,881)
Net loss per common share
Basic and diluted	$(0.16)	$(0.23)	$(0.47)	$(0.79)
Weighted-average number of shares used in computing net loss per share
Basic and diluted	92,745	95,339	92,944	95,528

TABLE 3
RINGCENTRAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, in thousands)

	Six Months Ended June 30,
	2024	2023
Cash flows from operating activities
Net loss	$(43,247)	$(75,881)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	112,974	115,556
Share-based compensation	174,948	202,851
Unrealized loss on investments	—	1,646
Amortization of deferred and prepaid sales commission costs	79,098	65,160
Amortization of debt discount and issuance costs	2,014	2,398
Gain on early extinguishment of debt	—	(31,107)
Reduction of operating lease right-of-use assets	10,153	10,175
Provision for bad debt	2,928	4,940
Other	(7,008)	(1,632)
Changes in assets and liabilities:
Accounts receivable	(8,485)	(15,813)
Deferred and prepaid sales commission costs	(72,683)	(62,153)
Prepaid expenses and other assets	6,708	(2,773)
Accounts payable	(13,861)	(38,890)
Accrued and other liabilities	(31,131)	17,459
Deferred revenue	19,815	17,486
Operating lease liabilities	(9,048)	(10,198)
Net cash provided by operating activities	223,175	199,224
Cash flows from investing activities
Purchases of property and equipment	(11,186)	(13,160)
Capitalized internal-use software	(26,515)	(25,964)
Cash paid for business combination, net of cash acquired	(26,291)	—
Net cash used in investing activities	(63,992)	(39,124)
Cash flows from financing activities
Proceeds from issuance of stock in connection with stock plans	10,000	10,887
Payments for taxes related to net share settlement of equity awards	(4,124)	(3,986)
Payments for repurchases of common stock	(162,006)	(174,570)
Proceeds from issuance of long-term debt, net of issuance costs	—	394,394
Payments for the repurchase of convertible notes	—	(427,304)
Payments for fees on long-term debt	(2,152)	—
Repayments of principal on long-term debt	(10,000)	—
Repayments for financing obligations	(2,244)	(3,291)
Payments for contingent consideration	(10,345)	(973)
Net cash used in financing activities	(180,871)	(204,843)
Effect of exchange rate changes	(1,179)	110
Net decrease in cash, cash equivalents, and restricted cash	(22,867)	(44,633)
Cash, cash equivalents, and restricted cash
Beginning of period	222,195	269,984
End of period	$199,328	$225,351

TABLE 4
RINGCENTRAL, INC.
RECONCILIATION OF OPERATING INCOME (LOSS)
GAAP MEASURES TO NON-GAAP MEASURES
(Unaudited, in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Revenues
Subscriptions	$567,058	$513,632	$1,124,545	$1,021,926
Other	25,849	25,673	52,573	51,068
Total revenues	$592,907	$539,305	$1,177,118	$1,072,994
Cost of revenues reconciliation
GAAP Subscriptions cost of revenues	$148,107	$136,067	$291,757	$272,492
Share-based compensation	(6,168)	(6,753)	(12,492)	(13,704)
Amortization of acquired intangibles	(33,769)	(36,639)	(67,852)	(73,279)
Third-party relocation and other costs	(10)	(12)	(49)	(12)
Restructuring costs	(24)	(232)	(259)	(637)
Non-GAAP Subscriptions cost of revenues	$108,136	$92,431	$211,105	$184,860

GAAP Other cost of revenues	$28,563	$28,350	$55,392	$52,601
Share-based compensation	(2,017)	(2,393)	(4,076)	(4,512)
Amortization of acquired intangibles	(22)	(22)	(44)	(44)
Restructuring costs	(22)	(39)	(348)	(52)
Non-GAAP Other cost of revenues	$26,502	$25,896	$50,924	$47,993
Gross profit and gross margin reconciliation
Non-GAAP Subscriptions	80.9%	82.0%	81.2%	81.9%
Non-GAAP Other	(2.5)%	(0.9)%	3.1%	6.0%
Non-GAAP Gross profit	77.3%	78.1%	77.7%	78.3%
Operating expenses reconciliation
GAAP Research and development	$79,750	$80,280	$160,278	$165,521
Share-based compensation	(19,618)	(23,298)	(39,611)	(47,228)
Third-party relocation and other costs	(477)	(1,504)	(1,545)	(1,563)
Restructuring costs	(323)	(1,053)	(1,773)	(2,487)
Non-GAAP Research and development	$59,332	$54,425	$117,349	$114,243
As a % of total revenues non-GAAP	10.0%	10.1%	10.0%	10.6%

GAAP Sales and marketing	$269,487	$264,443	$542,217	$524,655
Share-based compensation	(33,653)	(40,734)	(68,500)	(78,776)
Amortization of acquired intangibles	(931)	(834)	(1,743)	(1,395)
Third-party relocation and other costs	(38)	(15)	(332)	(15)
Restructuring costs	(449)	(1,370)	(2,611)	(3,969)
Non-GAAP Sales and marketing	$234,416	$221,490	$469,031	$440,500
As a % of total revenues non-GAAP	39.5%	41.1%	39.8%	41.1%

GAAP General and administrative	$72,359	$75,227	$143,732	$157,318
Share-based compensation	(27,489)	(33,149)	(55,282)	(63,402)
Third-party relocation and other costs	(4,156)	(541)	(4,228)	(3,628)
Restructuring costs	(380)	(912)	(789)	(1,336)
Non-GAAP General and administrative	$40,334	$40,625	$83,433	$88,952
As a % of total revenues non-GAAP	6.8%	7.5%	7.1%	8.3%
Income (loss) from operations reconciliation
GAAP loss from operations	$(5,359)	$(45,062)	$(16,258)	$(99,593)
Share-based compensation	88,945	106,327	179,961	207,622
Amortization of acquired intangibles	34,722	37,495	69,639	74,718
Third-party relocation and other costs, net	4,681	2,072	6,154	5,218
Restructuring costs	1,198	3,606	5,780	8,481
Non-GAAP Income from operations	$124,187	$104,438	$245,276	$196,446
Non-GAAP Operating margin	20.9%	19.4%	20.8%	18.3%

Depreciation and amortization	$21,601	$20,544	$43,335	$40,838
Non-GAAP Adjusted EBITDA	$145,788	$124,982	$288,611	$237,284
As a % of total revenues non-GAAP	24.6%	23.2%	24.5%	22.1%

TABLE 5
RINGCENTRAL, INC.
RECONCILIATION OF NET INCOME (LOSS)
GAAP MEASURES TO NON-GAAP MEASURES
(In thousands, except per share data) (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Net income (loss) reconciliation
GAAP net loss	$(14,753)	$(21,482)	$(43,247)	$(75,881)
Share-based compensation	88,945	106,327	179,961	207,622
Amortization of acquired intangibles	34,722	37,495	69,639	74,718
Third-party relocation and other costs, net	(2,980)	2,072	(1,507)	1,709
Restructuring costs	1,198	3,606	5,780	8,481
Amortization of debt discount and issuance costs	1,011	1,279	2,014	2,398
Loss associated with investments	458	—	458	1,646
Loss (gain) on early extinguishment of debt	—	(31,107)	—	(31,107)
Intercompany remeasurement gain	(558)	(1,901)	(296)	(1,886)
Income tax expense effects	(21,848)	(16,276)	(42,873)	(34,453)
Non-GAAP net income	$86,195	$80,013	$169,929	$153,247
Reconciliation between GAAP and non-GAAP weighted average shares used in computing basic and diluted net income (loss) per common share:
Weighted average number of shares used in computing basic net loss per share	92,745	95,339	92,944	95,528
Effect of dilutive securities	2,165	1,340	2,486	1,252
Non-GAAP weighted average shares used in computing non-GAAP diluted net income per share	94,910	96,679	95,430	96,780

Diluted net income (loss) per share
GAAP net loss per share	$(0.16)	$(0.23)	$(0.47)	$(0.79)
Non-GAAP net income per share	$0.91	$0.83	$1.78	$1.58

TABLE 6
RINGCENTRAL, INC.
RECONCILIATION OF CASH FLOWS FROM OPERATING ACTIVITIES
GAAP MEASURES TO NON-GAAP FREE CASH FLOW MEASURES
(Unaudited, in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Net cash provided by operating activities	$127,081	$90,691	$223,175	$199,224
Capitalized expenditures	(18,292)	(17,805)	(37,701)	(39,124)
Non-GAAP free cash flow	$108,789	$72,886	$185,474	$160,100
Non-GAAP free cash flow margin	18.3%	13.5%	15.8%	14.9%

TABLE 7
RINGCENTRAL, INC.
RECONCILIATION OF FORECASTED OPERATING MARGIN AND FREE CASH FLOW
GAAP MEASURES TO NON-GAAP MEASURES
(Unaudited, in millions)

	Q3 2024		FY 2024
	Low Range	High Range	Low Range	High Range
GAAP revenues	600.5	603.5	2,393.0	2,399.0

GAAP loss from operations	(7.9)	(4.3)	(30.5)	(18.2)
GAAP operating margin	(1.3%)	(0.7%)	(1.3%)	(0.8%)
Share-based compensation	98.0	96.0	380.0	370.0
Amortization of acquired intangibles	35.0	35.0	140.0	140.0
Third-party relocation and other costs, net	—	—	6.0	6.0
Restructuring costs	1.0	—	7.0	6.0
Non-GAAP income from operations	126.1	126.7	502.5	503.8
Non-GAAP operating margin	21.0%	21.0%	21.0%	21.0%

	FY 2024
	Low Range	High Range
GAAP net cash provided by operating activities	$480.0	$485.0
Capitalized expenditures	(85.0)	(85.0)
Non-GAAP free cash flow	$395.0	$400.0